UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2009

NEW GENERATION BIOFUELS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	1-34022	26-0067474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5850 Waterloo Road, Suite 140
Columbia, Maryland 21045
(Address of principal executive offices)(Zip Code)

(410) 480-8084
 (Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 8.01 Other Events.

On December 16, 2009, New Generation Biofuels Holdings, Inc. (the “Company”) closed its previously announced registered direct offering of 1,926,250 shares of its common stock (the “Shares”), par value $0.001 per share (“Common Stock”), and warrants (the “Warrants”) to purchase 577,875 shares of Common Stock (the “Offering”).  The Shares and the Warrants were sold in units (“Units”) at a price of $0.80 per Unit, with each Unit consisting of one share of Common Stock and a Warrant to purchase 0.30 shares of Common Stock at an exercise price of $0.90 per share. Units will not be issued or certificated and will not trade on any exchange or be listed for quotation on any market.  The Warrants have a five year term from the date of issuance, will not be exercisable prior to six months after issuance and will include provisions providing for adjustments to the number of shares exercisable thereunder upon stock dividends, stock splits and similar events. We also do not intend that the Warrants will trade on any exchange or be listed for quotation on any market.

The gross proceeds of the offering were $1.541 million and net proceeds, after deducting the placement agent’s fees and estimated offering expenses payable by the Company, are expected to be approximately $1.304 million.  The Company will use proceeds from the Offering for general corporate purposes, including working capital and capital expenditures such as the costs associated with the expansion of our production facility in Baltimore, Maryland. Based on current estimates, the Company anticipates that its existing financial resources, including the net proceeds from this Offering, will be adequate to continue to conduct its business through at least February 2010. The Company expects to need to raise additional capital to continue its business. Jesup & Lamont Securities Corporation acted as the exclusive placement agent for the Offering. Pursuant to the placement agent agreement, we have agreed to pay Jesup & Lamont $107,870 in cash and issue warrants to purchase 134,838 shares of our common stock at an exercise price of $0.90 per share.

On December 16, 2009, the Company issued a press release with respect to the closing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated December 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW GENERATION BIOFUELS HOLDINGS, INC.

Date: December 16, 2009	By:	/s/ Cary J. Claiborne
Cary J. Claiborne
President, Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

99.1	Press release dated December 16, 2009.